April 2024

Preliminary Pricing Supplement filed pursuant to Rule 424(b)(2) dated April 19, 2024 / Registration Statement No. 333-269296

STRUCTURED INVESTMENTS

Opportunities in International Equities

The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion. Dated April 19, 2024.

GS Finance Corp.

Trigger PLUS Based on the Value of the MSCI Europe Index due May 7, 2030

Principal at Risk Securities

The Trigger Performance Leveraged Upside SecuritiesSM (Trigger PLUS) do not bear interest and are unsecured notes issued by GS Finance Corp. and guaranteed by The Goldman Sachs Group, Inc. The amount that you will be paid on your Trigger PLUS on the stated maturity date (expected to be May 7, 2030) is based on the performance of the MSCI Europe Index as measured from the pricing date (expected to be April 30, 2024) to and including the valuation date (expected to be April 30, 2030).

If the final index value (the index closing value on the valuation date) is greater than the initial index value (set on the pricing date), the return on your Trigger PLUS will be positive and equal to the product of the leverage factor of at least 215% (set on the pricing date) multiplied by the index percent increase (the percentage increase in the final index value from the initial index value). If the final index value is equal to or less than the initial index value but greater than or equal to the trigger level of 65.00% of the initial index value, you will receive the principal amount of your Trigger PLUS. However, if the final index value is less than the trigger level, you will lose a significant portion of your investment.

On the stated maturity date, for each $1,000 principal amount of your Trigger PLUS, you will receive an amount in cash equal to:

•
if the final index value is greater than the initial index value, the sum of (i) $1,000 plus (ii) the product of (a) $1,000 times (b) at least 2.15 times (c) index percent increase;
•
if the final index value is equal to or less than the initial index value, but greater than or equal to the trigger level, $1,000; or
•
if the final index value is less than the trigger level, the product of (i) $1,000 times (ii) the quotient of (a) the final index value divided by (b) the initial index value.

The Trigger PLUS are for investors who seek the potential to earn at least 215% of any positive return of the underlying index, are willing to forgo interest payments and are willing to risk losing their entire investment if the final index value is less than the trigger level.

SUMMARY TERMS (continued on page PS-2)
Issuer / Guarantor:	GS Finance Corp. / The Goldman Sachs Group, Inc.
Underlying index:	MSCI Europe Index (Bloomberg symbol, “MXEU Index”)
Pricing date:	April , 2024 (expected to price on or about April 30, 2024)
Original issue date:	May , 2024 (expected to be May 7, 2024)
Valuation date:	expected to be April 30, 2030, subject to postponement for non-index business days and market disruption events
Stated maturity date:	expected to be May 7, 2030, subject to postponement
Stated principal amount/Original issue price:	$1,000 per Trigger PLUS / 100% of the principal amount
Estimated value range:	$865 to $925 per Trigger PLUS. See page PS-3 for more information.

Your investment in the Trigger PLUS involves certain risks, including the credit risk of GS Finance Corp. and The Goldman Sachs Group, Inc. See page PS-12. You should read the disclosure herein to better understand the terms and risks of your investment.

Original issue date:	May , 2024	Original issue price:	100.00% of the principal amount
Underwriting discount:	3.50% ($ in total)*	Net proceeds to the issuer:	96.50% ($ in total)

*Morgan Stanley Wealth Management, acting as dealer for the offering, will receive a selling concession of $35.00 for each Trigger PLUS it sells. It has informed us that it intends to internally allocate $5.00 of the selling concession for each Trigger PLUS as a structuring fee.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The Trigger PLUS are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Goldman Sachs & Co. LLC

The issue price, underwriting discount and net proceeds listed on the cover page relate to the Trigger PLUS we sell initially. We may decide to sell additional Trigger PLUS after the date of this pricing supplement, at issue prices and with underwriting discounts and net proceeds that differ from the amounts set forth above. The return (whether positive or negative) on your investment in Trigger PLUS will depend in part on the issue price you pay for such Trigger PLUS.

GS Finance Corp. may use this prospectus in the initial sale of the Trigger PLUS. In addition, Goldman Sachs & Co. LLC or any other affiliate of GS Finance Corp. may use this prospectus in a market-making transaction in a Trigger PLUS after its initial sale. Unless GS Finance Corp. or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

ADDITIONAL SUMMARY TERMS
Payment at maturity:

If the final index value is greater than the initial index value,

$1,000 + leveraged upside payment

If the final index value is equal to or less than the initial index value, but greater than or equal to the trigger level, $1,000

If the final index value is less than the trigger level,

$1,000 × index performance factor

This amount will be less than the stated principal amount of $1,000, will represent a loss of more than 35.00% and could be zero.

Leveraged upside payment:	$1,000 × leverage factor × index percent increase
Leverage factor (set on the pricing date):	at least 215%
Index percent increase:	(final index value - initial index value) / initial index value
Initial index value:	, which is the index closing value on the pricing date
Final index value:	The index closing value on the valuation date
Trigger level:	, which is 65.00% of the initial index value
Index performance factor:	final index value / initial index value
CUSIP / ISIN:	40058A7K4/ US40058A7K42
Listing:	The Trigger PLUS will not be listed on any securities exchange
Underwriter:	Goldman Sachs & Co. LLC

April 2024

Estimated Value of Your Trigger PLUS

The estimated value of your Trigger PLUS at the time the terms of your Trigger PLUS are set on the pricing date (as determined by reference to pricing models used by Goldman Sachs & Co. LLC (GS&Co.) and taking into account our credit spreads) is expected to be in the range (the estimated value range) specified on the cover of this pricing supplement (per $1,000 principal amount), which is less than the original issue price. The value of your Trigger PLUS at any time will reflect many factors and cannot be predicted; however, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would initially buy or sell Trigger PLUS (if it makes a market, which it is not obligated to do) and the value that GS&Co. will initially use for account statements and otherwise is equal to approximately the estimated value of your Trigger PLUS at the time of pricing, plus an additional amount (initially equal to $ per $1,000 principal amount).

The price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your Trigger PLUS (if it makes a market, which it is not obligated to do) will equal approximately the sum of (a) the then-current estimated value of your Trigger PLUS (as determined by reference to GS&Co.’s pricing models) plus (b) any remaining additional amount (the additional amount will decline to zero from the time of pricing through , as described below). On and after , the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your Trigger PLUS (if it makes a market) will equal approximately the then-current estimated value of your Trigger PLUS determined by reference to such pricing models.

With respect to the $ initial additional amount:

•
$ will decline to zero on a straight-line basis from the time of pricing through ; and
•
$ will decline to zero on a straight-line basis from through .

About Your Trigger PLUS

The Trigger PLUS are notes that are part of the Medium-Term Notes, Series F program of GS Finance Corp. and are fully and unconditionally guaranteed by The Goldman Sachs Group, Inc. This prospectus includes this pricing supplement and the accompanying documents listed below. This pricing supplement constitutes a supplement to the documents listed below and should be read in conjunction with such documents:

●
General terms supplement no. 8,999 dated February 13, 2023
●
Prospectus supplement dated February 13, 2023
●
Prospectus dated February 13, 2023

The information in this pricing supplement supersedes any conflicting information in the documents listed above. In addition, some of the terms or features described in the listed documents may not apply to your Trigger PLUS.

Please note that, for purposes of this pricing supplement, references in the general terms supplement no. 8,999 to “underlier(s)”, “indices”, “exchange-traded fund(s)”, “lesser performing”, “trade date”, “underlier sponsor”, “determination date”, “face amount”, “level” and “cash settlement amount” shall be deemed to refer to “underlying(s)”, “underlying index(es)”, “underlying ETF(s)”, “worst performing”, “pricing date”, “underlying index publisher”, “valuation date”, “principal amount”, “value” and “payment at maturity”, respectively. In addition, for purposes of this pricing supplement, references in the general terms supplement no. 8,999 to “trading day” shall be deemed to refer to “underlying business day”, “index business day” or “ETF business day”, as applicable, and references to “closing level” shall be deemed to refer to “closing price”, “closing value”, “index closing value” or “ETF closing price”, as applicable.

April 2024

GS Finance Corp. Trigger PLUS Based on the Value of the MSCI Europe Index due May 7, 2030 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

We refer to the Trigger PLUS we are offering by this pricing supplement as the “offered Trigger PLUS” or the “Trigger PLUS”. Each of the Trigger PLUS has the terms described under “Summary Terms” and “Additional Provisions” in this pricing supplement. Please note that in this pricing supplement, references to “GS Finance Corp.”, “we”, “our” and “us” mean only GS Finance Corp. and do not include its subsidiaries or affiliates, references to “The Goldman Sachs Group, Inc.”, our parent company, mean only The Goldman Sachs Group, Inc. and do not include its subsidiaries or affiliates and references to “Goldman Sachs” mean The Goldman Sachs Group, Inc. together with its consolidated subsidiaries and affiliates, including us. Also, references to the “accompanying prospectus” mean the accompanying prospectus, dated February 13, 2023, references to the “accompanying prospectus supplement” mean the accompanying prospectus supplement, dated February 13, 2023, for Medium-Term Notes, Series F, and references to the “accompanying general terms supplement no. 8,999” mean the accompanying general terms supplement no. 8,999, dated February 13, 2023, in each case of GS Finance Corp. and The Goldman Sachs Group, Inc. The Trigger PLUS will be issued under the senior debt indenture, dated as of October 10, 2008, as supplemented by the First Supplemental Indenture, dated as of February 20, 2015, each among us, as issuer, The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee. This indenture, as so supplemented and as further supplemented thereafter, is referred to as the “GSFC 2008 indenture” in the accompanying prospectus supplement.

Investment Summary

Trigger Performance Leveraged Upside Securities

The Trigger PLUS Based on the Value of the MSCI Europe Index due May 7, 2030 (the “Trigger PLUS”) can be used:

•
As an alternative to direct exposure to the underlying index that enhances returns for any positive performance of the underlying index.
•
To potentially outperform the underlying index with no limitation on the appreciation potential.
•
To provide limited protection against a loss of principal in the event of a decline of the underlying index from the initial index value to the final index value but only if the final index value is greater than or equal to the trigger level.

However, you will not receive dividends on the stocks comprising the underlying index (the “underlying index stocks”) or any interest payments on your Trigger PLUS.

If the final index value is less than the trigger level, the Trigger PLUS are exposed on a 1:1 basis to the negative performance of the underlying index from the initial index value to the final index value.

Maturity:	Approximately 6 years
Payment at maturity:
•
If the final index value is greater than the initial index value, $1,000 + leveraged upside payment.
•
If the final index value is equal to or less than the initial index value, but greater than or equal to the trigger level, $1,000.
•
If the final index value is less than the trigger level, $1,000 × index performance factor. This amount will be less than the stated principal amount of $1,000, will represent a loss of more than 35.00% and could be zero.

Leverage factor (set on the pricing date):	At least 215% (applicable only if the final index value is greater than the initial index value)
Index percent increase:	(final index value - initial index value) / initial index value

April 2024

GS Finance Corp. Trigger PLUS Based on the Value of the MSCI Europe Index due May 7, 2030 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Leveraged upside payment:	$1,000 × leverage factor × index percent increase
Trigger level:	, which is 65.00% of the initial index value
Minimum payment at maturity:	None. Investors may lose their entire initial investment in the Trigger PLUS.
Interest:	None
Redemption:	None. The Trigger PLUS will not be subject to redemption right or price dependent redemption right.

April 2024

GS Finance Corp. Trigger PLUS Based on the Value of the MSCI Europe Index due May 7, 2030 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Key Investment Rationale

The Trigger PLUS offer leveraged exposure to any positive performance of the MSCI Europe Index. At maturity, if the underlying index has appreciated in value, investors will receive the stated principal amount of their investment plus the leveraged upside payment. If the underlying index has not appreciated in value or has depreciated in value, but the final index value is greater than or equal to the trigger level of 65.00% of the initial index value, investors will receive the stated principal amount of their investment. However, if the underlying index has depreciated in value and the final index value is less than the trigger level, investors will lose 1.00% for every 1.00% decline in the index value from the pricing date to the valuation date of the Trigger PLUS. Under these circumstances, the payment at maturity will be at least 35.00% less than the stated principal amount, will represent a loss of more than 35.00% and could be zero. Investors will not receive dividends on the underlying index stocks or any interest payments on the Trigger PLUS and investors may lose their entire initial investment in the Trigger PLUS. All payments on the Trigger PLUS are subject to the credit risk of GS Finance Corp., as issuer, and The Goldman Sachs Group, Inc., as guarantor.

Leveraged Performance

The Trigger PLUS offers investors an opportunity to capture enhanced returns relative to a direct investment in the underlying index. However, investors will not receive dividends on the underlying index stocks or any interest payments on the Trigger PLUS.

Trigger Feature

At maturity, even if the underlying index has declined over the term of the Trigger PLUS, you will receive your stated principal amount but only if the final index value is greater than or equal to the trigger level of 65.00% of the initial index value.

Upside Scenario

The underlying index increases in value. In this case, you receive a full return of principal as well as at least 215% of the increase in the value of the underlying index. For example, if the final index value is 10% greater than the initial index value, the Trigger PLUS will provide a total return of at least 21.5% at maturity.

Par Scenario

The final index value is less than or equal to the initial index value but is greater than or equal to the trigger level. In this case, you receive the stated principal amount of $1,000 at maturity even if the underlying index has depreciated.

Downside Scenario

The underlying index declines in value and the final index value is less than the trigger level. In this case, you receive significantly less than the stated principal amount by an amount proportionate to the decline in the value of the underlying index to the valuation date of the Trigger PLUS. For example, if the final index value is 40.00% less than the initial index value, the Trigger PLUS will provide at maturity a loss of 40.00% of principal. In this case, you receive $600.00 per Trigger PLUS, or 60.00% of the stated principal amount. There is no minimum payment at maturity on the Trigger PLUS, and you could lose your entire investment.

April 2024

GS Finance Corp. Trigger PLUS Based on the Value of the MSCI Europe Index due May 7, 2030 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

How the Trigger PLUS Work

Payoff Diagram

The payoff diagram below illustrates the payment at maturity on the Trigger PLUS based on the following terms:

Stated principal amount:	$1,000 per Trigger PLUS
Leverage factor:	215%
Trigger level:	65.00% of the initial index value
Minimum payment at maturity:	None

Trigger PLUS Payoff Diagram

Security Performance
Underlying Index Performance
Hypothetical Payment at Maturity (as % of Stated Principal Amount)
300
250
200
150
100
50
0
100%
65%
0
50
100
150
200
Hypothetical Final Index Value (as % of Initial Index Value)

April 2024

GS Finance Corp. Trigger PLUS Based on the Value of the MSCI Europe Index due May 7, 2030 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

How it works

▪
Upside Scenario. If the final index value is greater than the initial index value, the investor would receive the $1,000 stated principal amount plus 215% of the appreciation of the underlying index from the pricing date to the valuation date of the Trigger PLUS.
▪
If the underlying index appreciates 5.00%, the investor would receive a 10.75% return, or $1,107.50 per Trigger PLUS.
▪
Par Scenario. If the final index value is less than or equal to the initial index value but is greater than or equal to the trigger level, the investor would receive the $1,000 stated principal amount per Trigger PLUS.
▪
If the underlying index depreciates 10.00%, investors will receive the $1,000 stated principal amount per Trigger PLUS.
▪
Downside Scenario. If the final index value is less than the trigger level, the investor would receive an amount that is significantly less than the $1,000 stated principal amount, based on a 1.00% loss of principal for each 1.00% decline in the underlying index. Under these circumstances, the payment at maturity will be at least 35.00% less than the stated principal amount per Trigger PLUS. There is no minimum payment at maturity on the Trigger PLUS.
▪
If the underlying index depreciates 40.00%, the investor would lose 40.00% of the investor’s principal and receive only $600.00 per Trigger PLUS at maturity, or 60.00% of the stated principal amount.

April 2024

GS Finance Corp. Trigger PLUS Based on the Value of the MSCI Europe Index due May 7, 2030 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Additional Hypothetical Examples

The following examples are provided for purposes of illustration only. They should not be taken as an indication or prediction of future investment results and merely are intended to illustrate the impact that the various hypothetical index closing values on the valuation date could have on the payment at maturity assuming all other variables remain constant.

The examples below are based on a range of final index values that are entirely hypothetical; the index closing value on any day throughout the life of the Trigger PLUS, including the final index value on the valuation date, cannot be predicted. The underlying index has been highly volatile in the past — meaning that the index closing value has changed considerably in relatively short periods — and its performance cannot be predicted for any future period.

The information in the following examples reflects hypothetical rates of return on the offered Trigger PLUS assuming that they are purchased on the original issue date at the stated principal amount and held to the stated maturity date. If you sell your Trigger PLUS in a secondary market prior to the stated maturity date, your return will depend upon the market value of your Trigger PLUS at the time of sale, which may be affected by a number of factors that are not reflected in the examples below such as interest rates, the volatility of the underlying index and the creditworthiness of GS Finance Corp., as issuer, and the creditworthiness of The Goldman Sachs Group, Inc., as guarantor. The information in the examples also reflects the key terms and assumptions in the box below.

Key Terms and Assumptions
Stated principal amount	$1,000
Leverage factor	215%
Trigger level	65.00% of the initial index value
Neither a market disruption event nor a non-index business day occurs on the originally scheduled valuation date

No change in or affecting any of the underlying index stocks or the method by which the underlying index publisher calculates the underlying index

Trigger PLUS purchased on original issue date at the stated principal amount and held to the stated maturity date

Moreover, we have not yet set the initial index value that will serve as the baseline for determining the amount that we will pay on your Trigger PLUS, if any, at maturity. We will not do so until the pricing date. As a result, the actual initial index value may differ substantially from the index closing value prior to the pricing date.

For these reasons, the actual performance of the underlying index over the life of your Trigger PLUS, as well as the amount payable at maturity, if any, may bear little relation to the hypothetical examples shown below or to the historical index closing values shown elsewhere in this pricing supplement. For information about the historical values of the underlying index during recent periods, see “The Underlying Index — Historical Index Closing Values” below. Before investing in the offered Trigger PLUS, you should consult publicly available information to determine the values of the underlying index between the date of this pricing supplement and the date of your purchase of the offered Trigger PLUS.

Also, the hypothetical examples shown below do not take into account the effects of applicable taxes. Because of the U.S. tax treatment applicable to your Trigger PLUS, tax liabilities could affect the after-tax rate of return on your Trigger PLUS to a comparatively greater extent than the after-tax return on the underlying index stocks.

April 2024

GS Finance Corp. Trigger PLUS Based on the Value of the MSCI Europe Index due May 7, 2030 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

The values in the left column of the table below represent hypothetical final index values and are expressed as percentages of the initial index value. The amounts in the right column represent the hypothetical payments at maturity, based on the corresponding hypothetical final index value, and are expressed as percentages of the stated principal amount of a Trigger PLUS (rounded to the nearest one-thousandth of a percent). Thus, a hypothetical payment at maturity of 100.000% means that the value of the cash payment that we would deliver for each $1,000 of the outstanding stated principal amount of the offered Trigger PLUS on the stated maturity date would equal 100.000% of the stated principal amount of a Trigger PLUS, based on the corresponding hypothetical final index value and the assumptions noted above.

Hypothetical Final Index Value (as Percentage of Initial Index Value)	Hypothetical Payment at Maturity (as Percentage of Stated Principal Amount)
150.000%	207.500%
130.000%	164.500%
120.000%	143.000%
110.000%	121.500%
105.000%	110.750%
100.000%	100.000%
95.000%	100.000%
90.000%	100.000%
85.000%	100.000%
65.000%	100.000%
64.999%	64.999%
50.000%	50.000%
25.000%	25.000%
0.000%	0.000%

If, for example, the final index value were determined to be 25.000% of the initial index value, the payment at maturity that we would deliver on your Trigger PLUS at maturity would be 25.000% of the stated principal amount of your Trigger PLUS, as shown in the table above. As a result, if you purchased your Trigger PLUS on the original issue date at the stated principal amount and held them to the stated maturity date, you would lose 75.000% of your investment (if you purchased your Trigger PLUS at a premium to stated principal amount you would lose a correspondingly higher percentage of your investment). If the final index value were determined to be zero, you would lose your entire investment in the Trigger PLUS.

The payments at maturity shown above are entirely hypothetical; they are based on market prices for the underlying index stocks that may not be achieved on the valuation date and on assumptions that may prove to be erroneous. The actual market value of your Trigger PLUS on the stated maturity date or at any other time, including any time you may wish to sell your Trigger PLUS, may bear little relation to the hypothetical payments at maturity shown above, and these amounts should not be viewed as an indication of the financial return on an investment in the offered Trigger PLUS. The hypothetical payments at maturity on Trigger PLUS held to the stated maturity date in the examples above assume you purchased your Trigger PLUS at their stated principal amount and have not been adjusted to reflect the actual issue price you pay for your Trigger PLUS. The return on your investment (whether positive or negative) in your Trigger PLUS will be affected by the amount you pay for your Trigger PLUS. If you purchase your Trigger PLUS for a price other than the stated principal amount, the return on your investment will differ from, and may be significantly lower than, the hypothetical returns suggested by the above examples. Please read “Risk Factors — The Market Value of Your Trigger PLUS May Be Influenced by Many Unpredictable Factors” below.

Payments on the Trigger PLUS are economically equivalent to the amounts that would be paid on a combination of other instruments. For example, payments on the Trigger PLUS are economically equivalent to a combination of an interest-bearing bond bought by the holder and one or more options entered into between the holder and us (with one or more implicit option premiums paid over time). The discussion in this paragraph does not modify or affect the terms of the Trigger PLUS or the U.S. federal income tax treatment of the Trigger PLUS, as described elsewhere in this pricing supplement.

April 2024

GS Finance Corp. Trigger PLUS Based on the Value of the MSCI Europe Index due May 7, 2030 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

We cannot predict the actual final index value or what the market value of your Trigger PLUS will be on any particular index business day, nor can we predict the relationship between the index closing value and the market value of your Trigger PLUS at any time prior to the stated maturity date. The actual amount that you will receive, if any, at maturity and the rate of return on the offered Trigger PLUS will depend on the actual initial index value and the leverage factor, which we will set on the pricing date, and the actual final index value determined by the calculation agent as described above. Moreover, the assumptions on which the hypothetical returns are based may turn out to be inaccurate. Consequently, the amount of cash to be paid in respect of your Trigger PLUS, if any, on the stated maturity date may be very different from the information reflected in the examples above.

April 2024

GS Finance Corp. Trigger PLUS Based on the Value of the MSCI Europe Index due May 7, 2030 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Risk Factors

An investment in your Trigger PLUS is subject to the risks described below, as well as the risks and considerations described in the accompanying prospectus, in the accompanying prospectus supplement, and under “Additional Risk Factors Specific to the Notes” in the accompanying general terms supplement no. 8,999. You should carefully review these risks and considerations as well as the terms of the Trigger PLUS described herein and in the accompanying prospectus, the accompanying prospectus supplement, and the accompanying general terms supplement no. 8,999. Your Trigger PLUS are a riskier investment than ordinary debt securities. Also, your Trigger PLUS are not equivalent to investing directly in the underlying index stocks, i.e., the stocks comprising the underlying index to which your Trigger PLUS are linked. You should carefully consider whether the offered Trigger PLUS are appropriate given your particular circumstances.

Risks Related to Structure, Valuation and Secondary Market Sales

Your Trigger PLUS Do Not Bear Interest

You will not receive any interest payments on your Trigger PLUS. As a result, even if the payment at maturity payable for your Trigger PLUS on the stated maturity date exceeds the stated principal amount of your Trigger PLUS, the overall return you earn on your Trigger PLUS may be less than you would have earned by investing in a non-indexed debt security of comparable maturity that bears interest at a prevailing market rate.

You May Lose Your Entire Investment in the Trigger PLUS

You can lose your entire investment in the Trigger PLUS. The cash payment on your Trigger PLUS, if any, on the stated maturity date will be based on the performance of the MSCI Europe Index as measured from the initial index value set on the pricing date to the index closing value on the valuation date. If the final index value is less than the trigger level, you will lose a significant portion of your investment, equivalent to 1.00% of the stated principal amount of your Trigger PLUS for every 1.00% decline in the index value over the term of the Trigger PLUS. Thus, you may lose your entire investment in the Trigger PLUS.

Also, the market price of your Trigger PLUS prior to the stated maturity date may be significantly lower than the purchase price you pay for your Trigger PLUS. Consequently, if you sell your Trigger PLUS before the stated maturity date, you may receive far less than the amount of your investment in the Trigger PLUS.

The Trigger PLUS Are Subject to the Credit Risk of the Issuer and the Guarantor

Although the return on the Trigger PLUS will be based on the performance of the underlying index, the payment of any amount due on the Trigger PLUS is subject to the credit risk of GS Finance Corp., as issuer of the Trigger PLUS, and the credit risk of The Goldman Sachs Group, Inc., as guarantor of the Trigger PLUS. The Trigger PLUS are our unsecured obligations. Investors are dependent on our ability to pay all amounts due on the Trigger PLUS, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Similarly, investors are dependent on the ability of The Goldman Sachs Group, Inc., as guarantor of the Trigger PLUS, to pay all amounts due on the Trigger PLUS, and therefore are also subject to its credit risk and to changes in the market’s view of its creditworthiness. See “Description of the Notes We May Offer — Information About Our Medium-Term Notes, Series F Program — How the Notes Rank Against Other Debt” on page S-5 of the accompanying prospectus supplement and “Description of Debt Securities We May Offer— Guarantee by The Goldman Sachs Group, Inc.” on page 67 of the accompanying prospectus.

April 2024

GS Finance Corp. Trigger PLUS Based on the Value of the MSCI Europe Index due May 7, 2030 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

The Return on Your Trigger PLUS May Change Significantly Despite Only a Small Incremental Change in the Value of the Underlying Index

If the final index value is less than the trigger level, you could lose all or a substantial portion of your investment in the Trigger PLUS. This means that while a 35.00% drop between the initial index value and the final index value will not result in a loss of principal on the Trigger PLUS, a decrease in the final index value to less than 65.00% of the initial index value will result in a loss of a significant portion of the stated principal amount of the Trigger PLUS despite only a small incremental change in the value of the underlying index.

The Return on Your Trigger PLUS Will Not Reflect Any Dividends Paid on the Underlying Index Stocks

The underlying index publisher calculates the level of the underlying index by reference to the prices of its underlying index stocks, without taking account of the value of dividends paid on those underlying index stocks. Therefore, the return on your Trigger PLUS will not reflect the return you would realize if you actually owned the underlying index stocks and received the dividends paid on those underlying index stocks. You will not receive any dividends that may be paid on any of the underlying index stocks by the underlying index stock issuer. See “—Investing in the Trigger PLUS is Not Equivalent to Investing in the Underlying Index; You Have No Shareholder Rights or Rights to Receive Any Underlying Index Stock” below for additional information.

The Estimated Value of Your Trigger PLUS At the Time the Terms of Your Trigger PLUS Are Set On the Pricing Date (as Determined By Reference to Pricing Models Used By GS&Co.) Is Less Than the Original Issue Price Of Your Trigger PLUS

The original issue price for your Trigger PLUS exceeds the estimated value of your Trigger PLUS as of the time the terms of your Trigger PLUS are set on the pricing date, as determined by reference to GS&Co.’s pricing models and taking into account our credit spreads. Such estimated value on the pricing date is set forth above under “Estimated Value of Your Trigger PLUS”; after the pricing date, the estimated value as determined by reference to these models will be affected by changes in market conditions, the creditworthiness of GS Finance Corp., as issuer, the creditworthiness of The Goldman Sachs Group, Inc., as guarantor, and other relevant factors. The price at which GS&Co. would initially buy or sell your Trigger PLUS (if GS&Co. makes a market, which it is not obligated to do), and the value that GS&Co. will initially use for account statements and otherwise, also exceeds the estimated value of your Trigger PLUS as determined by reference to these models. As agreed by GS&Co. and the distribution participants, this excess (i.e., the additional amount described under “Estimated Value of Your Trigger PLUS”) will decline to zero over the period from the date hereof through the applicable date set forth above under “Estimated Value of Your Trigger PLUS”. Thereafter, if GS&Co. buys or sells your Trigger PLUS it will do so at prices that reflect the estimated value determined by reference to such pricing models at that time. The price at which GS&Co. will buy or sell your Trigger PLUS at any time also will reflect its then current bid and ask spread for similar sized trades of structured Trigger PLUS.

In estimating the value of your Trigger PLUS as of the time the terms of your Trigger PLUS are set on the pricing date, as disclosed above under “Estimated Value of Your Trigger PLUS”, GS&Co.’s pricing models consider certain variables, including principally our credit spreads, interest rates (forecasted, current and historical rates), volatility, price-sensitivity analysis and the time to maturity of the Trigger PLUS. These pricing models are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, the actual value you would receive if you sold your Trigger PLUS in the secondary market, if any, to others may differ, perhaps materially, from the estimated value of your Trigger PLUS determined by reference to our models due to, among other things, any differences in pricing models or assumptions used by others. See “— The Market Value of Your Trigger PLUS May Be Influenced by Many Unpredictable Factors” below.

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The difference between the estimated value of your Trigger PLUS as of the time the terms of your Trigger PLUS are set on the pricing date and the original issue price is a result of certain factors, including principally the underwriting discount and commissions, the expenses incurred in creating, documenting and marketing the Trigger PLUS, and an estimate of the difference between the amounts we pay to GS&Co. and the amounts GS&Co. pays to us in connection with your Trigger PLUS. We pay to GS&Co. amounts based on what we would pay to holders of a non-structured note with a similar maturity. In return for such payment, GS&Co. pays to us the amounts we owe under your Trigger PLUS.

In addition to the factors discussed above, the value and quoted price of your Trigger PLUS at any time will reflect many factors and cannot be predicted. If GS&Co. makes a market in the Trigger PLUS, the price quoted by GS&Co. would reflect any changes in market conditions and other relevant factors, including any deterioration in our creditworthiness or perceived creditworthiness or the creditworthiness or perceived creditworthiness of The Goldman Sachs Group, Inc. These changes may adversely affect the value of your Trigger PLUS, including the price you may receive for your Trigger PLUS in any market making transaction. To the extent that GS&Co. makes a market in the Trigger PLUS, the quoted price will reflect the estimated value determined by reference to GS&Co.’s pricing models at that time, plus or minus its then current bid and ask spread for similar sized trades of structured Trigger PLUS (and subject to the declining excess amount described above).

Furthermore, if you sell your Trigger PLUS, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount. This commission or discount will further reduce the proceeds you would receive for your Trigger PLUS in a secondary market sale.

There is no assurance that GS&Co. or any other party will be willing to purchase your Trigger PLUS at any price and, in this regard, GS&Co. is not obligated to make a market in the Trigger PLUS. See “— Your Trigger PLUS May Not Have an Active Trading Market” below.

The Amount Payable on Your Trigger PLUS Is Not Linked to the Value of the Underlying Index at Any Time Other than the Valuation Date

The final index value will be based on the index closing value on the valuation date (subject to adjustment as described elsewhere in this pricing supplement). Therefore, if the index closing value dropped precipitously on the valuation date, the payment at maturity for your Trigger PLUS may be significantly less than it would have been had the payment at maturity been linked to the index closing value prior to such drop in the value of the underlying index. Although the actual value of the underlying index on the stated maturity date or at other times during the life of your Trigger PLUS may be higher than the final index value, you will not benefit from the index closing value at any time other than on the valuation date.

The Market Value of Your Trigger PLUS May Be Influenced by Many Unpredictable Factors

When we refer to the market value of your Trigger PLUS, we mean the value that you could receive for your Trigger PLUS if you chose to sell them in the open market before the stated maturity date. A number of factors, many of which are beyond our control, will influence the market value of your Trigger PLUS, including:

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the value of the underlying index;
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the volatility – i.e., the frequency and magnitude of changes – in the index closing value of the underlying index;
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the dividend rates of the underlying index stocks;
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economic, financial, regulatory, political, military, public health and other events that affect stock markets generally and the underlying index stocks, and which may affect the index closing value of the underlying index;

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interest rates and yield rates in the market;
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the time remaining until your Trigger PLUS mature; and
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our creditworthiness and the creditworthiness of The Goldman Sachs Group, Inc., whether actual or perceived, including actual or anticipated upgrades or downgrades in our credit ratings or the credit ratings of The Goldman Sachs Group, Inc. or changes in other credit measures.

Without limiting the foregoing, the market value of your Trigger PLUS may be negatively impacted by increasing interest rates. Such adverse impact of increasing interest rates could be significantly enhanced in notes with longer-dated maturities, the market values of which are generally more sensitive to increasing interest rates.

These factors, and many other factors, will influence the price you will receive if you sell your Trigger PLUS before maturity, including the price you may receive for your Trigger PLUS in any market making transaction. If you sell your Trigger PLUS before maturity, you may receive less than the principal amount of your Trigger PLUS or the amount you may receive at maturity.

You cannot predict the future performance of the underlying index based on its historical performance. The actual performance of the underlying index over the life of the offered Trigger PLUS or the payment at maturity may bear little or no relation to the historical index closing values of the underlying index or to the hypothetical examples shown elsewhere in this pricing supplement.

Your Trigger PLUS May Not Have an Active Trading Market

Your Trigger PLUS will not be listed or displayed on any securities exchange or included in any interdealer market quotation system, and there may be little or no secondary market for your Trigger PLUS. Even if a secondary market for your Trigger PLUS develops, it may not provide significant liquidity and we expect that transaction costs in any secondary market would be high. As a result, the difference between bid and asked prices for your Trigger PLUS in any secondary market could be substantial.

If the Value of the Underlying Index Changes, the Market Value of Your Trigger PLUS May Not Change in the Same Manner

The price of your Trigger PLUS may move quite differently than the performance of the underlying index. Changes in the value of the underlying index may not result in a comparable change in the market value of your Trigger PLUS. Even if the value of the underlying index increases above the initial index value during some portion of the life of the Trigger PLUS, the market value of your Trigger PLUS may not reflect this amount. We discuss some of the reasons for this disparity under “— The Market Value of Your Trigger PLUS May Be Influenced by Many Unpredictable Factors” above.

Investing in the Trigger PLUS is Not Equivalent to Investing in the Underlying Index; You Have No Shareholder Rights or Rights to Receive Any Underlying Index Stock

Investing in your Trigger PLUS is not equivalent to investing in the underlying index and will not make you a holder of any of the underlying index stocks. Neither you nor any other holder or owner of your Trigger PLUS will have any rights with respect to the underlying index stocks, including any voting rights, any right to receive dividends or other distributions, any rights to make a claim against the underlying index stocks or any other rights of a holder of the underlying index stocks. Your Trigger PLUS will be paid in cash and you will have no right to receive delivery of any underlying index stocks.

We May Sell an Additional Aggregate Stated Principal Amount of the Trigger PLUS at a Different Issue Price

At our sole option, we may decide to sell an additional aggregate stated principal amount of the Trigger PLUS subsequent to the date of this pricing supplement. The issue price of the Trigger PLUS in the subsequent sale may differ substantially (higher or lower) from the original issue price you paid as provided on the cover of this pricing supplement.

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If You Purchase Your Trigger PLUS at a Premium to Stated Principal Amount, the Return on Your Investment Will Be Lower Than the Return on Trigger PLUS Purchased at Stated Principal Amount and the Impact of Certain Key Terms of the Trigger PLUS Will be Negatively Affected

The payment at maturity will not be adjusted based on the issue price you pay for the Trigger PLUS. If you purchase Trigger PLUS at a price that differs from the stated principal amount of the Trigger PLUS, then the return on your investment in such Trigger PLUS held to the stated maturity date will differ from, and may be substantially less than, the return on Trigger PLUS purchased at stated principal amount. If you purchase your Trigger PLUS at a premium to stated principal amount and hold them to the stated maturity date the return on your investment in the Trigger PLUS will be lower than it would have been had you purchased the Trigger PLUS at stated principal amount or a discount to stated principal amount.

Risks Related to Conflicts of Interest

Other Investors May Not Have the Same Interests as You

Other investors in the Trigger PLUS are not required to take into account the interests of any other investor in exercising remedies or voting or other rights in their capacity as holders of the Trigger PLUS. The interests of other investors may, in some circumstances, be adverse to your interests. Further, other investors in the market may take short positions (directly or indirectly through derivative transactions) on assets that are the same or similar to your Trigger PLUS, the underlying stocks or other similar securities, which may adversely impact the market for or value of your Trigger PLUS.

Hedging Activities by Goldman Sachs or Our Distributors May Negatively Impact Investors in the Trigger PLUS and Cause Our Interests and Those of Our Clients and Counterparties to be Contrary to Those of Investors in the Trigger PLUS

Goldman Sachs has hedged or expects to hedge our obligations under the Trigger PLUS by purchasing listed or over-the-counter options, futures and/or other instruments linked to the underlying index or the underlying index stocks. Goldman Sachs also expects to adjust the hedge by, among other things, purchasing or selling any of the foregoing, and perhaps other instruments linked to the underlying index or the underlying index stocks, at any time and from time to time, and to unwind the hedge by selling any of the foregoing on or before the valuation date for your Trigger PLUS. Alternatively, Goldman Sachs may hedge all or part of our obligations under the Trigger PLUS with unaffiliated distributors of the Trigger PLUS which we expect will undertake similar market activity. Goldman Sachs may also enter into, adjust and unwind hedging transactions relating to other index-linked securities whose returns are linked to changes in the value of the underlying index or the underlying index stocks, as applicable.

In addition to entering into such transactions itself, or distributors entering into such transactions, Goldman Sachs may structure such transactions for its clients or counterparties, or otherwise advise or assist clients or counterparties in entering into such transactions. These activities may be undertaken to achieve a variety of objectives, including: permitting other purchasers of the Trigger PLUS or other securities to hedge their investment in whole or in part; facilitating transactions for other clients or counterparties that may have business objectives or investment strategies that are inconsistent with or contrary to those of investors in the Trigger PLUS; hedging the exposure of Goldman Sachs to the Trigger PLUS including any interest in the Trigger PLUS that it reacquires or retains as part of the offering process, through its market-making activities or otherwise; enabling Goldman Sachs to comply with its internal risk limits or otherwise manage firmwide, business unit or product risk; and/or enabling Goldman Sachs to take directional views as to relevant markets on behalf of itself or its clients or counterparties that are inconsistent with or contrary to the views and objectives of the investors in the Trigger PLUS.

Any of these hedging or other activities may adversely affect the value of the underlying index — directly or indirectly by affecting the value of the underlying index stocks — and therefore the market value of your Trigger PLUS and the amount we will pay on your Trigger PLUS, if any, at maturity. In addition, you should expect that these transactions will cause Goldman Sachs or its clients, counterparties or distributors to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the Trigger PLUS. Neither Goldman Sachs nor any distributor will have any obligation to take, refrain from taking or cease taking any action with respect to these transactions based on the potential effect on an investor in the Trigger PLUS, and may receive substantial returns on

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hedging or other activities while the value of your Trigger PLUS declines. In addition, if the distributor from which you purchase Trigger PLUS is to conduct hedging activities in connection with the Trigger PLUS, that distributor may otherwise profit in connection with such hedging activities and such profit, if any, will be in addition to the compensation that the distributor receives for the sale of the Trigger PLUS to you. You should be aware that the potential to earn fees in connection with hedging activities may create a further incentive for the distributor to sell the Trigger PLUS to you in addition to the compensation they would receive for the sale of the Trigger PLUS.

Goldman Sachs’ Trading and Investment Activities for its Own Account or for its Clients, Could Negatively Impact Investors in the Trigger PLUS

Goldman Sachs is a global investment banking, securities and investment management firm that provides a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and individuals. As such, it acts as an investor, investment banker, research provider, investment manager, investment advisor, market maker, trader, prime broker and lender. In those and other capacities, Goldman Sachs purchases, sells or holds a broad array of investments, actively trades securities, derivatives, loans, commodities, currencies, credit default swaps, indices, baskets and other financial instruments and products for its own account or for the accounts of its customers, and will have other direct or indirect interests, in the global fixed income, currency, commodity, equity, bank loan and other markets. Any of Goldman Sachs’ financial market activities may, individually or in the aggregate, have an adverse effect on the market for your Trigger PLUS, and you should expect that the interests of Goldman Sachs or its clients or counterparties will at times be adverse to those of investors in the Trigger PLUS.

Goldman Sachs regularly offers a wide array of securities, financial instruments and other products into the marketplace, including existing or new products that are similar to your Trigger PLUS, or similar or linked to the underlying index or underlying index stocks. Investors in the Trigger PLUS should expect that Goldman Sachs will offer securities, financial instruments, and other products that will compete with the Trigger PLUS for liquidity, research coverage or otherwise.

Additional Risks Related to the Underlying Index

The Policies of the Underlying Index Publisher and Changes That Affect the Underlying Index or the Underlying Index Stocks Comprising the Underlying Index Could Affect the Payment at Maturity and the Market Value of the Trigger PLUS

The policies of the underlying index publisher concerning the calculation of the value of the underlying index, additions, deletions or substitutions of underlying index stocks comprising the underlying index and the manner in which changes affecting the underlying index stocks or their issuers, such as stock dividends, reorganizations or mergers, are reflected in the value of the underlying index, could affect the value of the underlying index and, therefore, the payment at maturity and the market value of your Trigger PLUS before the stated maturity date. The payment at maturity and the market value of your Trigger PLUS could also be affected if the underlying index publisher changes these policies, for example, by changing the manner in which it calculates the underlying index value or if the underlying index publisher discontinues or suspends calculation or publication of the value of the underlying index, in which case it may become difficult to determine the market value of your Trigger PLUS. If events such as these occur, the calculation agent — which initially will be GS&Co., our affiliate — may determine the index closing value of the underlying index on any such date — and thus the payment at maturity — in a manner it considers appropriate, in its sole discretion. We describe the discretion that the calculation agent will have in determining the underlying index value on any index business day or the valuation date and the payment at maturity more fully under “Supplemental Terms of the Notes — Discontinuance or Modification of an Underlier That is an Index or an Exchange-Traded Fund” and “— Role of Calculation Agent” on page S-27 of the accompanying general terms supplement no. 8,999.

An Investment in the Offered Trigger PLUS Is Subject to Risks Associated with Foreign Securities

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GS Finance Corp. Trigger PLUS Based on the Value of the MSCI Europe Index due May 7, 2030 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

The value of your Trigger PLUS is linked to an underlying index that is comprised of stocks from one or more foreign securities markets. Investments linked to the value of foreign equity securities involve particular risks. Any foreign securities market may be less liquid, more volatile and affected by global or domestic market developments in a different way than are the U.S. securities market or other foreign securities markets. Both government intervention in a foreign securities market, either directly or indirectly, and cross-shareholdings in foreign companies, may affect trading prices and volumes in that market. Also, there is generally less publicly available information about foreign companies than about those U.S. companies that are subject to the reporting requirements of the U.S. Securities and Exchange Commission. Further, foreign companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

The prices of securities in a foreign country are subject to political, economic, financial and social factors that are unique to such foreign country's geographical region. These factors include: recent changes, or the possibility of future changes, in the applicable foreign government's economic and fiscal policies; the possible implementation of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities; fluctuations, or the possibility of fluctuations, in currency exchange rates; and the possibility of outbreaks of hostility, political instability, natural disaster or adverse public health developments. The United Kingdom ceased to be a member of the European Union on January 31, 2020 (an event commonly referred to as “Brexit”). The effects of Brexit are uncertain, and, among other things, Brexit has contributed, and may continue to contribute, to volatility in the prices of securities of companies located in Europe (or elsewhere) and currency exchange rates, including the valuation of the euro and British pound in particular. Any one of these factors, or the combination of more than one of these factors, could negatively affect such foreign securities market and the price of securities therein. Further, geographical regions may react to global factors in different ways, which may cause the prices of securities in a foreign securities market to fluctuate in a way that differs from those of securities in the U.S. securities market or other foreign securities markets. Foreign economies may also differ from the U.S. economy in important respects, including growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency, which may have a positive or negative effect on foreign securities prices.

Government Regulatory Action, Including Legislative Acts and Executive Orders, Could Result in Material Changes to the Composition of an Underlying Index with Underlying Index Stocks from One or More Foreign Securities Markets and Could Negatively Affect Your Investment in the Trigger PLUS

Government regulatory action, including legislative acts and executive orders, could cause material changes to the composition of an underlying index with underlying index stocks from one or more foreign securities markets and could negatively affect your investment in the Trigger PLUS in a variety of ways, depending on the nature of such government regulatory action and the underlying index stocks that are affected. For example, recent executive orders issued by the United States Government prohibit United States persons from purchasing or selling publicly traded securities of certain companies that are determined to operate or have operated in the defense and related materiel sector or the surveillance technology sector of the economy of the People’s Republic of China, or publicly traded securities that are derivative of, or that are designed to provide investment exposure to, those securities (including indexed notes). If the prohibitions in those executive orders (or prohibitions under other government regulatory action) become applicable to underlying index stocks that are currently included in an underlying index or that in the future are included in an underlying index, such underlying index stocks may be removed from an underlying index. If government regulatory action results in the removal of underlying index stocks that have (or historically have had) significant weight in an underlying index, such removal could have a material and negative effect on the level of such underlying index and, therefore, your investment in the Trigger PLUS. Similarly, if underlying index stocks that are subject to those executive orders or subject to other government regulatory action are not removed from an underlying index, the value of the Trigger PLUS could be materially and negatively affected, and transactions in, or holdings of, the Trigger PLUS may become prohibited under United States law. Any failure to remove such underlying index stocks from an underlying index could result in the loss of a significant portion or all of your investment in the Trigger

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PLUS, including if you attempt to divest the Trigger PLUS at a time when the value of the Trigger PLUS has declined.

Your Investment in the Trigger PLUS Will Be Subject to Foreign Currency Exchange Rate Risk

Because the underlying index is a euro denominated index whose underlying index stock prices are converted by the underlying index publisher into euros for purposes of calculating the level of the underlying index, investors in the Trigger PLUS will be exposed to currency exchange rate risk with respect to each of the currencies represented in the underlying index which are converted in such manner. An investor’s net exposure will depend on the extent to which the currencies represented in the underlying index strengthen or weaken against the euro and the relative weight of each relevant currency represented in the overall underlying index. If, taking into account such weighting, the euro strengthens against the component currencies, the value of the underlying index will be adversely affected and the amount payable on the Trigger PLUS may be reduced.

Regulators Are Investigating Potential Manipulation of Published Currency Exchange Rates

Regulators in various countries are in the process of investigating the potential manipulation of published currency exchange rates. If such manipulation has occurred or is continuing, certain published exchange rates may have been, or may be in the future, artificially lower (or higher) than they would otherwise have been. Any such manipulation could have an adverse impact on any payments on, and the value of, your Trigger PLUS and the trading market for your Trigger PLUS. In addition, we cannot predict whether any changes or reforms affecting the determination or publication of exchange rates or the supervision of currency trading will be implemented in connection with these investigations. Any such changes or reforms could also adversely impact your Trigger PLUS.

Risks Related to Tax

The Tax Consequences of an Investment in Your Trigger PLUS Are Uncertain

The tax consequences of an investment in your Trigger PLUS are uncertain, both as to the timing and character of any inclusion in income in respect of your Trigger PLUS.

The Internal Revenue Service announced on December 7, 2007 that it is considering issuing guidance regarding the proper U.S. federal income tax treatment of an instrument such as your Trigger PLUS and any such guidance could adversely affect the tax treatment and the value of your Trigger PLUS. Among other things, the Internal Revenue Service may decide to require the holders to accrue ordinary income on a current basis and recognize ordinary income on payment at maturity, and could subject non-U.S. investors to withholding tax. Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments such as your Trigger PLUS after the bill was enacted to accrue interest income over the term of such instruments even though there will be no interest payments over the term of such instruments. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Trigger PLUS. We describe these developments in more detail under “Supplemental Discussion of U.S. Federal Income Tax Consequences– United States Holders – Possible Change in Law” below. You should consult your tax advisor about this matter. Except to the extent otherwise provided by law, GS Finance Corp. intends to continue treating your Trigger PLUS for U.S. federal income tax purposes in accordance with the treatment described under “Supplemental Discussion of U.S. Federal Income Tax Consequences” below unless and until such time as Congress, the Treasury Department or the Internal Revenue Service determine that some other treatment is more appropriate. Please also consult your tax advisor concerning the U.S. federal income tax and any other applicable tax consequences to you of owning your Trigger PLUS in your particular circumstances.

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Foreign Account Tax Compliance Act (FATCA) Withholding May Apply to Payments on Your Trigger PLUS, Including as a Result of the Failure of the Bank or Broker Through Which You Hold the Trigger PLUS to Provide Information to Tax Authorities

Please see the discussion under “United States Taxation — Taxation of Debt Securities — Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus for a description of the applicability of FATCA to payments made on your Trigger PLUS.

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The Underlying Index

The MSCI Europe Index (the “index”):

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is an equity index, and therefore cannot be invested in directly;
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does not file reports with the SEC because it is not an issuer; and
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is sponsored, calculated, published and disseminated daily by MSCI Inc., which we refer to as “MSCI”, through numerous data vendors, on the MSCI website and in real time on Bloomberg Financial Markets and Reuters Limited.

The MSCI Europe Index is a free float-adjusted market capitalization index and captures large and mid cap representation from developed market countries in Europe. As of the date of this pricing supplement, the following countries in Europe are classified as “developed markets”: Austria, Belgium, Denmark, Finland, France, Germany, Ireland, Italy, the Netherlands, Norway, Portugal, Spain, Sweden, Switzerland and the United Kingdom. The MSCI Europe Index is calculated in euros on a price return basis. Additional information about the MSCI Europe Index (including the top ten constituent stocks and weights, sector weights and country weights) is available on the following website: msci.com/index-methodology. Daily closing level information for the MSCI Europe Index is available on the following website: msci.com. We are not incorporating by reference the website or any material it includes in this pricing supplement.

Construction of the MSCI Europe Index

MSCI undertakes an index construction process at an individual market level, which involves: (i) defining the equity universe for each market; (ii) determining the market investable equity universe for each market; (iii) determining market capitalization size segments for each market; (iv) applying index continuity rules for standard indices; and (v) classifying securities under the Global Industry Classification Standard. The MSCI Europe Index is a standard index, meaning that only securities that would qualify for inclusion in a large cap index or a mid cap index will be included as described below.

Defining the Equity Universe

(i) Identifying Eligible Equity Securities: The equity universe for the MSCI Europe Index initially looks at securities listed in any of the countries classified as belonging to one of 15 countries in Europe classified as “developed markets”. All listed equity securities, including real estate investment trusts are eligible for inclusion in the equity universe. Conversely, mutual funds, exchange traded funds, equity derivatives and most investment trusts are not eligible for inclusion in the equity universe. Preferred shares that exhibit characteristics of equity securities are eligible.

(ii) Country Classification of Eligible Securities: Each company and its securities (i.e., share classes) are classified in one and only one country, which allows for a distinctive sorting of each company by its respective country.

Determining the Market Investable Equity Universes

A market investable equity universe for a market is derived by (i) identifying eligible listings for each security in the equity universe; and (ii) applying investability screens to individual companies and securities in the equity universe that are classified in that market. A market is generally equivalent to a single country. The global investable equity universe is the aggregation of all market investable equity universes.

(i) Identifying Eligible Listings: A security may have a listing in the country where it is classified (a “local listing”) and/or in a different country (a “foreign listing”). A security may be represented by either a local listing or a foreign listing (including a depositary receipt) in the global investable equity universe. A security may be represented by a foreign listing only if the security is classified in a country that

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meets the foreign listing materiality requirement (as described below), and the security’s foreign listing is traded on an eligible stock exchange of a developed market country.

In order for a country to meet the foreign listing materiality requirement, the following is determined: all securities represented by a foreign listing that would be included in the country’s MSCI Country Investable Market Index if foreign listings were eligible from that country. The aggregate free-float adjusted market capitalization for all such securities should represent at least (i) 5% of the free float-adjusted market capitalization of the relevant MSCI Country Investable Market Index and (ii) 0.05% of the free-float adjusted market capitalization of the MSCI ACWI Investable Market Index. If a country does not meet the foreign listing materiality requirement, then securities in that country may not be represented by a foreign listing in the global investable equity universe.

(ii) Applying Investability Screens: The investability screens used to determine the investable equity universe in each market are:

(a) Equity Universe Minimum Size Requirement: This investability screen is applied at the company level. In order to be included in a market investable equity universe, a company must have the required minimum full market capitalization. The equity universe minimum size requirement applies to companies in all markets and is derived as follows:

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First, the companies in the developed market equity universe are sorted in descending order of full market capitalization and the cumulative coverage of the free float-adjusted market capitalization of the developed market equity universe is calculated for each company. Each company’s free float-adjusted market capitalization is represented by the aggregation of the free float-adjusted market capitalization of the securities of that company in the equity universe.
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Second, when the cumulative free float-adjusted market capitalization coverage of 99% of the sorted equity universe is achieved, by adding each company’s free float-adjusted market capitalization in descending order, the full market capitalization of the company that reaches the 99% threshold defines the equity universe minimum size requirement.
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The rank of this company by descending order of full market capitalization within the developed market equity universe is noted, and will be used in determining the equity universe minimum size requirement at the next rebalance.

As of February 2024, the equity universe minimum size requirement was set at US$323,000,000. Companies with a full market capitalization below this level are not included in any market investable equity universe. The equity universe minimum size requirement is reviewed and, if necessary, revised at each quarterly index review, as described below.

(b) Equity Universe Minimum Free Float-Adjusted Market Capitalization Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a market investable equity universe, a security must have a free float-adjusted market capitalization equal to or higher than 50% of the equity universe minimum size requirement.

(c) Minimum Liquidity Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a market investable equity universe, a security must have at least one eligible listing that has adequate liquidity as measured by its 12-month and 3-month annualized traded value ratio (“ATVR”) and 3-month frequency of trading. The ATVR attempts to mitigate the impact of extreme daily trading volumes and takes into account the free float-adjusted market capitalization of securities. A minimum liquidity level of 20% of the 3-month ATVR and 90% of 3-month frequency of trading over the last 4 consecutive quarters, as well as 20% of the 12-month ATVR, are required for inclusion of a security in a market investable equity universe of a developed market.

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GS Finance Corp. Trigger PLUS Based on the Value of the MSCI Europe Index due May 7, 2030 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Only one listing per security may be included in the market investable equity universe. In instances where a security has two or more eligible listings that meet the above liquidity requirements, then the following priority rules are used to determine which listing will be used for potential inclusion of the security in the market investable equity universe:

(1) Local listing (if the security has two or more local listings, then the listing with the highest 3-month ATVR will be used).

(2) Foreign listing in the same geographical region (MSCI classifies markets into three main geographical regions: EMEA, Asia Pacific and Americas. If the security has two or more foreign listings in the same geographical region, then the listing with the highest 3-month ATVR will be used).

(3) Foreign listing in a different geographical region (if the security has two or more foreign listings in a different geographical region, then the listing with the highest 3-month ATVR will be used).

Due to liquidity concerns relating to securities trading at very high stock prices, a security that is currently not a constituent of a MSCI Global Investable Markets Index that is trading at a stock price above US $10,000 will fail the liquidity screening and will not be included in any market investable equity universe.

(d) Global Minimum Foreign Inclusion Factor Requirement: This investability screen is applied at the individual security level. To determine the free float of a security, MSCI considers the proportion of shares of such security available for purchase in the public equity markets by international investors. In practice, limitations on the investment opportunities for international investors include: strategic stakes in a company held by private or public shareholders whose investment objective indicates that the shares held are not likely to be available in the market; limits on the proportion of a security’s share capital authorized for purchase by non-domestic investors; or other foreign investment restrictions which materially limit the ability of foreign investors to freely invest in a particular equity market, sector or security.

MSCI will then derive a “foreign inclusion factor” for the company that reflects the proportion of shares outstanding that is available for purchase in the public equity markets by international investors. MSCI will then “float-adjust” the weight of each constituent company in an index by the company’s foreign inclusion factor.

Once the free float factor has been determined for a security, the security’s total market capitalization is then adjusted by such free float factor, resulting in the free float-adjusted market capitalization figure for the security.

(e) Minimum Length of Trading Requirement: This investability screen is applied at the individual security level. For an initial public offering to be eligible for inclusion in a market investable equity universe, the new issue must have started trading at least three months before the implementation of a quarterly index review. This requirement is applicable to small new issues in all markets. Large initial public offerings are not subject to the minimum length of trading requirement and may be included in a market investable equity universe and a standard index, such as the MSCI Europe Index, outside of a quarterly index review.

(f) Minimum Foreign Room Requirement: This investability screen is applied at the individual security level. For a security that is subject to a foreign ownership limit to be eligible for inclusion in a market investable equity universe, the proportion of shares still available to foreign investors relative to the maximum allowed (referred to as “foreign room”) must be at least 15%.

Determining Market Capitalization Size Segments for Each Market

Once a market investable equity universe is defined, it is segmented into the following size-based indices:

•
Investable Market Index (Large Cap + Mid Cap + Small Cap)
•
Standard Index (Large Cap + Mid Cap)

April 2024

GS Finance Corp. Trigger PLUS Based on the Value of the MSCI Europe Index due May 7, 2030 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

•
Large Cap Index
•
Mid Cap Index
•
Small Cap Index

Creating the size segment indices in each market involves the following steps: (i) defining the market coverage target range for each size segment; (ii) determining the global minimum size range for each size segment; (iii) determining the market size-segment cutoffs and associated segment number of companies; (iv) assigning companies to the size segments; and (v) applying final size-segment investability requirements. For developed market indices, the market coverage for a standard index is 85%. As of January 2024, the global minimum size range for a developed market standard index is a full market capitalization of USD 4.84 billion to USD 11.13 billion.

Applying Index Continuity Rules for Standard Indices

In order to achieve index continuity, as well as provide some basic level of diversification within a developed market index, notwithstanding the effect of other index construction rules, a minimum number of five constituents will be maintained for a developed market standard index, and involves the following steps:

•
If after the application of the index construction methodology, a developed market standard index contains fewer than five securities, then the largest securities by free float-adjusted market capitalization are added to the index in order to reach the minimum number of required constituents.
•
At subsequent quarterly index reviews, if the minimum number of securities described above is not met, then after the market investable equity universe is identified, the securities are ranked by free float-adjusted market capitalization, however, in order to increase stability the free float-adjusted market capitalization of the existing index constituents (prior to review) is multiplied by 1.50, and securities are added until the desired minimum number of securities is reached.

Classifying Securities under the Global Industry Classification Standard

All securities in the global investable equity universe are assigned to the industry that best describes their business activities. The GICS classification of each security is used by MSCI to construct additional indices.

With respect to the MSCI Europe Index, a constituent index is any of the component country indices that comprises the MSCI Europe Index.

Calculation Methodology for the MSCI Europe Index

The performance of the MSCI Europe Index is a free float weighted average of the euro values of its component securities.

Prices used to calculate the component securities are the official exchange closing prices or prices accepted as such in the relevant market. In the case of a market closure, or if a security does not trade on a specific day or during a specific period, MSCI carries the latest available closing price. In the event of a market outage resulting in any component security price to be unavailable, MSCI will generally use the last reported price for such component security for the purpose of performance calculation. If MSCI determines that another price is more appropriate based on the circumstances, an announcement would be sent to clients with the related information. Closing prices are converted into euros, as applicable, using the closing spot exchange rates calculated by WM/Refinitiv at 4:00 P.M. London Time.

Maintenance of the MSCI Europe Index

In order to maintain the representativeness of the MSCI Europe Index, structural changes to each component country index may be made by adding or deleting component securities. Currently, such changes in the MSCI Europe Index may generally only be made on four dates throughout the year: after the close of the last business day of each February, May, August and November.

April 2024

GS Finance Corp. Trigger PLUS Based on the Value of the MSCI Europe Index due May 7, 2030 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Each country index is maintained with the objective of reflecting, on a timely basis, the evolution of the underlying equity markets. In maintaining each component country index, emphasis is also placed on its continuity, continuous investability of constituents and replicability of the index and on index stability and minimizing turnover.

MSCI classifies index maintenance in three broad categories. The first consists of ongoing event related changes, such as mergers and acquisitions, which are generally implemented in the country indices in which they occur. The second category consists of light rebalancings, aimed at promptly reflecting other significant market events under conditions of market stress. The third category consists of quarterly index reviews that systematically re-assess the various dimensions of the equity universe.

Ongoing event-related changes to the country indices are the result of mergers, acquisitions, spin-offs, bankruptcies, reorganizations and other similar corporate events. They can also result from capital reorganizations in the form of rights issues, stock bonus issues, public placements and other similar corporate actions that take place on a continuing basis. MSCI will remove from the index as soon as practicable securities of companies that file for bankruptcy or other protection from their creditors, that are suspended and for which a return to normal business activity and trading is unlikely in the near future, or that fail stock exchange listing requirements with a delisting announcement. Securities may also be considered for early deletion in other significant cases, such as decreases in free float and foreign ownership limits, or when a constituent company acquires or merges with a non-constituent company or spins-off another company. In practice, when a constituent company is involved in a corporate event which results in a significant decrease in the company’s free float-adjusted market capitalization or the company decreases its foreign inclusion factor to below 0.15, the securities of that constituent company are considered for early deletion from the indices simultaneously with the event unless, in either case, it is a standard index constituent with a minimum free float-adjusted market capitalization meeting at least two-thirds of 1.8 times one-half of the standard index interim size segment cut-off. Share conversions may also give rise to an early deletion. Changes in number of shares and foreign inclusion factors resulting from primary equity offerings representing at least 5% of the security’s pre-event number of shares are implemented as of the close of the first trading day of the new shares, if all necessary information is available at that time. Otherwise, the event is implemented as soon as practicable after the relevant information is made available. MSCI implements pending number of shares and/or free float updates simultaneously with the event, unless the change in number of shares is less than 1% on a post-event number of shares basis, in which case it will be implemented at a subsequent quarterly index review. Changes in the number of shares smaller than 5% are implemented at a subsequent quarterly index review. Secondary offerings/block sales with sizes representing at least 5% of the security’s pre-event number of shares are implemented at the time of the event. All changes resulting from corporate events are announced prior to their implementation, provided all necessary information on the event is available.

MSCI’s light rebalancing process aims to ensure that the country indices continue to be an accurate reflection of evolving equity markets during conditions of market stress. This goal is achieved by timely reflecting significant market driven changes that were not captured in each index at the time of their actual occurrence and that should not wait until the quarterly index review due to their importance. MSCI will consider switching to a “light rebalancing” in place of the usual quarterly index review only if one of the following two conditions is met within the last ten business days of the month prior to the announcement date of a quarterly index review (the “market monitoring period”): (1) for any 3 days within the market monitoring period, the MSCI ACWI Index-weighted bid-ask spread breaches 0.19% and the MSCI ACWI Index volatility over the past 10 days breaks 0.55 or (2) there are unexpected full day or partial stock exchange closures impacting 20% of MSCI ACWI Index constituents cumulatively over the market monitoring period. The final decision of whether or not to switch to a “light rebalancing” will be taken by relevant MSCI index committee(s). These light rebalancings may result in additions and deletions of component securities from a country index (or a security being removed from one country listing and represented by a different country listing) and changes in “foreign inclusion factors” and in number of shares. Additions and deletions to component securities may result from: the addition of large companies that did not meet the minimum size criterion for inclusion at the time of their initial public offering or secondary offering; the replacement of companies which are no longer suitable industry representatives; the deletion of securities whose overall free float has fallen to less than 15% and that do

April 2024

GS Finance Corp. Trigger PLUS Based on the Value of the MSCI Europe Index due May 7, 2030 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

not meet specified criteria; the deletion of securities that have become very small or illiquid; and the addition or deletion of securities as a result of other market events. During light rebalancings, foreign inclusion factors and number of shares will be reviewed as discussed below. MSCI has noted that consistency is a factor in maintaining each component country index.

MSCI’s quarterly index review is designed to systematically reassess the component securities of the index. During each quarterly index review, the universe of component securities is updated and the global minimum size range for the index is recalculated, which is based on the full market capitalization and the cumulative free float-adjusted market capitalization coverage of each security that is eligible to be included in the index. The following index maintenance activities, among others, are undertaken during each quarterly index review: the list of countries in which securities may be represented by foreign listings is reviewed; the component securities are updated by identifying new equity securities that were not part of the index at the time of the previous quarterly index review; the minimum size requirement for the index is updated and new companies are evaluated relative to the new minimum size requirement; existing component securities that do not meet the minimum liquidity requirements of the index may be removed (or, with respect to any such security that has other listings, a determination is made as to whether any such listing can be used to represent the security in the market investable universe); changes in “foreign inclusion factors” are implemented (provided the change in free float is greater than 1%, except in cases of correction); and changes in number of shares are updated. During a quarterly index review, component securities may be added or deleted from a country index for a range of reasons, including the reasons discussed with respect to component securities changes during quarterly index reviews as discussed above. However, no changes in foreign inclusion factors are implemented if the change in free float estimate is less than 1%, except in cases of correction. As discussed above, small changes in the number of shares are generally updated at the quarterly index review rather than at the time of the event, provided that the absolute number of shares change is at least 1,000 shares or the relative number of shares change is at least 0.02%. Foreign listings may become eligible to represent securities only from the countries that met the foreign listing materiality requirement at least two quarterly index reviews prior (this requirement is applied only to countries that do not yet include foreign listed securities). Once a country meets the foreign listing materiality requirement at a given quarterly index review, foreign listings will remain eligible for such country even if the foreign listing materiality requirements are not met in the future.

The results of the quarterly index reviews are announced at least two weeks in advance of their effective implementation dates, which are generally set at the close of the last business day of February, May, August and November.

Index maintenance also includes monitoring and completing adjustments for share changes, stock splits, stock dividends, and stock price adjustments due to company restructurings or spin-offs as well as deleting constituents that enter ineligible alert boards.

These guidelines and the policies implementing the guidelines are the responsibility of, and, ultimately, subject to adjustment by, MSCI.

License Agreement between MSCI Inc. (“MSCI”) and GS Finance Corp.

The MSCI Europe Index is the exclusive property of MSCI. MSCI and the MSCI index names are service mark(s) of MSCI or its affiliates and have been licensed for use for certain purposes by GS Finance Corp. Securities referred to herein are not sponsored, endorsed, or promoted by MSCI, and MSCI bears no liability with respect to any such securities. No purchaser, seller or holder of securities, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote securities without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

THE SECURITIES ARE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI, ANY AFFILIATE OF MSCI INC. OR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX. THE MSCI INDEXES ARE THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARK(S) OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY GS FINANCE CORP. NEITHER

April 2024

GS Finance Corp. Trigger PLUS Based on the Value of the MSCI Europe Index due May 7, 2030 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE OWNERS OF SECURITIES OR ANY MEMBER OF THE PUBLIC REGARDING THE ADVISABILITY OF INVESTING IN FINANCIAL SECURITIES GENERALLY OR IN SECURITIES PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO SECURITIES OR THE ISSUER OR OWNER OF SECURITIES. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUERS OR OWNERS OF SECURITIES INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDEXES. NEITHER MSCI, ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF SECURITIES TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY WHICH SECURITIES ARE REDEEMABLE FOR CASH. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, THE MAKING OR COMPILING ANY MSCI INDEX HAS ANY OBLIGATION OR LIABILITY TO THE OWNERS OF SECURITIES IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF SECURITIES.

ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES WHICH MSCI CONSIDERS RELIABLE, NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO MAKING OR COMPILING ANY MSCI INDEX WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY GS FINANCE CORP., ITS CUSTOMERS OR COUNTERPARTIES, ISSUERS OF UNDERLIER LINKED-SECURITIES, OWNERS OF SECURITIES OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED HEREUNDER OR FOR ANY OTHER USE. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, AND MSCI, ANY OF ITS AFFILIATES AND ANY OTHER PARTY INVOLVED IN, OR RELATED TO MAKING OR COMPILING ANY MSCI INDEX HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO ANY MSCI INDEX AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL MSCI, ANY OF ITS AFFILIATES OR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

April 2024

GS Finance Corp. Trigger PLUS Based on the Value of the MSCI Europe Index due May 7, 2030 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Historical Index Closing Values

The index closing value has fluctuated in the past and may, in the future, experience significant fluctuations. In particular, the underlying index has recently experienced extreme and unusual volatility. Any historical upward or downward trend in the index closing value during any period shown below is not an indication that the underlying index is more or less likely to increase or decrease at any time during the life of your Trigger PLUS.

You should not take the historical index closing values as an indication of the future performance of the underlying index, including because of the recent volatility described above. We cannot give you any assurance that the future performance of the underlying index or the underlying index stocks will result in your receiving an amount greater than the outstanding principal amount of your Trigger PLUS on the stated maturity date, or that you will not lose a significant portion or all of your investment.

Neither we nor any of our affiliates make any representation to you as to the performance of the underlying index. Before investing in the Trigger PLUS, you should consult publicly available information to determine the values of the underlying index between the date of this pricing supplement and the date of your purchase of the Trigger PLUS and, given the recent volatility described above, you should pay particular attention to recent levels of the underlying index. The actual performance of the underlying index over the life of the offered Trigger PLUS, as well as the payment at maturity, if any, may bear little relation to the historical index closing values shown below.

April 2024

GS Finance Corp. Trigger PLUS Based on the Value of the MSCI Europe Index due May 7, 2030 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

The table below shows the high, low and period end index closing values of the MSCI Europe Index for each of the four calendar quarters in 2019, 2020, 2021, 2022 and 2023 and the first two calendar quarters of 2024 (through April 17, 2024). We obtained the index closing values listed in the tables below from Bloomberg Financial Services, without independent verification.

Historical Quarterly High, Low and Period End Index Closing Values of the MSCI Europe Index

	High	Low	Period End
2019
Quarter ended March 31	129.74	113.01	127.91
Quarter ended June 30	132.07	124.47	129.77
Quarter ended September 30	132.51	122.98	132.51
Quarter ended December 31	140.93	127.22	139.60
2020
Quarter ended March 31	145.20	93.73	107.38
Quarter ended June 30	124.82	103.86	119.94
Quarter ended September 30	125.22	117.82	119.56
Quarter ended December 31	132.94	113.28	132.10
2021
Quarter ended March 31	142.76	131.05	142.36
Quarter ended June 30	152.42	143.15	150.07
Quarter ended September 30	157.38	147.14	150.58
Quarter ended December 31	162.27	149.30	161.67
2022
Quarter ended March 31	163.98	138.95	152.14
Quarter ended June 30	154.53	134.80	136.63
Quarter ended September 30	148.44	128.90	130.44
Quarter ended December 31	149.01	129.88	142.50
2023
Quarter ended March 31	156.15	143.86	153.83
Quarter ended June 30	157.70	151.84	155.25
Quarter ended September 30	158.32	150.32	151.39
Quarter ended December 31	160.64	144.59	160.64
2024
Quarter ended March 31	171.86	157.04	171.86
Quarter ending June 30 (through April 17, 2024)	171.81	167.14	167.21

The graph below shows the daily historical index closing values from January 1, 2019 through April 17, 2024. As a result, the following graph does not reflect the global financial crisis which began in 2008, which had a materially negative impact on the price of most equity securities and, as a result, the level of most equity indices. We obtained the index closing values in the graph below from Bloomberg Financial Services, without independent verification.

April 2024

GS Finance Corp. Trigger PLUS Based on the Value of the MSCI Europe Index due May 7, 2030 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Historical Performance of the MSCI Europe Index

175
150
125
100
75
50
25
0
Closing Level
Jan-2019
Jan-2020
Jan-2021
Jan-2022
Jan-2023
Jan-2024

April 2024

GS Finance Corp. Trigger PLUS Based on the Value of the MSCI Europe Index due May 7, 2030 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Supplemental Discussion of U.S. Federal Income Tax Consequences

The following section supplements the discussion of U.S. federal income taxation in the accompanying prospectus.

The following section is the opinion of Sidley Austin llp, counsel to GS Finance Corp. and The Goldman Sachs Group, Inc. In addition, it is the opinion of Sidley Austin llp that the characterization of each Trigger PLUS for U.S. federal income tax purposes that will be required under the terms of each Trigger PLUS, as discussed below, is a reasonable interpretation of current law.

This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•
a dealer in securities or currencies;
•
a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;
•
a bank;
•
a life insurance company;
•
a regulated investment company;
•
an accrual method taxpayer subject to special tax accounting rules as a result of its use of financial statements;
•
a tax exempt organization;
•
a partnership;
•
a person that owns a Trigger PLUS as a hedge or that is hedged against interest rate risks;
•
a person that owns a Trigger PLUS as part of a straddle or conversion transaction for tax purposes; or
•
a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

Although this section is based on the U.S. Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect, no statutory, judicial or administrative authority directly discusses how your Trigger PLUS should be treated for U.S. federal income tax purposes, and as a result, the U.S. federal income tax consequences of your investment in your Trigger PLUS are uncertain. Moreover, these laws are subject to change, possibly on a retroactive basis.

You should consult your tax advisor concerning the U.S. federal income tax and other tax consequences of your investment in the Trigger PLUS, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

United States Holders

This section applies to you only if you are a United States holder that holds your Trigger PLUS as a capital asset for tax purposes. You are a United States holder if you are a beneficial owner of a Trigger PLUS and you are:

•
a citizen or resident of the United States;
•
a domestic corporation;
•
an estate whose income is subject to U.S. federal income tax regardless of its source; or
•
a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

April 2024

GS Finance Corp. Trigger PLUS Based on the Value of the MSCI Europe Index due May 7, 2030 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Tax Treatment. You will be obligated pursuant to the terms of your Trigger PLUS — in the absence of a change in law, an administrative determination or a judicial ruling to the contrary — to characterize your Trigger PLUS for all tax purposes as pre-paid derivative contracts in respect of the underlying index. Except as otherwise stated below, the discussion herein assumes that your Trigger PLUS will be so treated.

Upon the sale, exchange or maturity of your Trigger PLUS, you should recognize capital gain or loss equal to the difference, if any, between the amount of cash you receive at such time and your tax basis in your Trigger PLUS. Your tax basis in the Trigger PLUS will generally be equal to the amount that you paid for the Trigger PLUS. If you hold your Trigger PLUS for more than one year, the gain or loss generally will be long-term capital gain or loss. If you hold your Trigger PLUS for one year or less, the gain or loss generally will be short-term capital gain or loss. Short-term capital gains are generally subject to tax at the marginal tax rates applicable to ordinary income.

No statutory, judicial or administrative authority directly discusses how your Trigger PLUS should be treated for U.S. federal income tax purposes. As a result, the U.S. federal income tax consequences of your investment in the Trigger PLUS are uncertain and alternative characterizations are possible. Accordingly, we urge you to consult your tax advisor in determining the tax consequences of an investment in your Trigger PLUS in your particular circumstances, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

Alternative Treatments. There is no judicial or administrative authority discussing how your Trigger PLUS should be treated for U.S. federal income tax purposes. Therefore, the Internal Revenue Service might assert that a treatment other than that described above is more appropriate. For example, the Internal Revenue Service could treat your Trigger PLUS as a single debt instrument subject to special rules governing contingent payment debt instruments. Under those rules, the amount of interest you are required to take into account for each accrual period would be determined by constructing a projected payment schedule for the Trigger PLUS and applying rules similar to those for accruing original issue discount on a hypothetical noncontingent debt instrument with that projected payment schedule. This method is applied by first determining the comparable yield – i.e., the yield at which we would issue a noncontingent fixed rate debt instrument with terms and conditions similar to your Trigger PLUS – and then determining a payment schedule as of the issue date that would produce the comparable yield. These rules may have the effect of requiring you to include interest in income in respect of your Trigger PLUS prior to your receipt of cash attributable to that income.

If the rules governing contingent payment debt instruments apply, any gain you recognize upon the sale, exchange or maturity of your Trigger PLUS would be treated as ordinary interest income. Any loss you recognize at that time would be ordinary loss to the extent of interest you included as income in the current or previous taxable years in respect of your Trigger PLUS, and, thereafter, capital loss.

If the rules governing contingent payment debt instruments apply, special rules would apply to a person who purchases a Trigger PLUS at a price other than the adjusted issue price as determined for tax purposes.

It is also possible that your Trigger PLUS could be treated in the manner described above, except that any gain or loss that you recognize at maturity would be treated as ordinary gain or loss. You should consult your tax advisor as to the tax consequences of such characterization and any possible alternative characterizations of your Trigger PLUS for U.S. federal income tax purposes.

It is possible that the Internal Revenue Service could seek to characterize your Trigger PLUS in a manner that results in tax consequences to you that are different from those described above. You should consult your tax advisor as to the tax consequences of any possible alternative characterizations of your Trigger PLUS for U.S. federal income tax purposes.

April 2024

GS Finance Corp. Trigger PLUS Based on the Value of the MSCI Europe Index due May 7, 2030 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Possible Change in Law

On December 7, 2007, the Internal Revenue Service released a notice stating that the Internal Revenue Service and the Treasury Department are actively considering issuing guidance regarding the proper U.S. federal income tax treatment of an instrument such as the offered Trigger PLUS, including whether holders should be required to accrue ordinary income on a current basis and whether gain or loss should be ordinary or capital. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Trigger PLUS will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code might be applied to such instruments. Except to the extent otherwise provided by law, GS Finance Corp. intends to continue treating each Trigger PLUS for U.S. federal income tax purposes in accordance with the treatment described above under “Tax Treatment” unless and until such time as Congress, the Treasury Department or the Internal Revenue Service determine that some other treatment is more appropriate.

Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments such as your Trigger PLUS after the bill was enacted to accrue interest income over the term of such instruments even though there will be no interest payments over the term of such instruments. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Trigger PLUS.

It is impossible to predict what any such legislation or administrative or regulatory guidance might provide, and whether the effective date of any legislation or guidance will affect a Trigger PLUS issued before the date that such legislation or guidance is issued. You are urged to consult your tax advisor as to the possibility that any legislative or administrative action may adversely affect the tax treatment of your Trigger PLUS.

Backup Withholding and Information Reporting

You will be subject to generally applicable information reporting and backup withholding requirements as discussed in the accompanying prospectus under “United States Taxation — Taxation of Debt Securities — Backup Withholding and Information Reporting — United States Holders” with respect to payments on your Trigger PLUS and, notwithstanding that we do not intend to treat the Trigger PLUS as debt for tax purposes, we intend to backup withhold on such payments with respect to your Trigger PLUS unless you comply with the requirements necessary to avoid backup withholding on debt instruments (in which case you will not be subject to such backup withholding) as set forth under “United States Taxation — Taxation of Debt Securities — United States Holders” in the accompanying prospectus. Please see the discussion under “United States Taxation — Taxation of Debt Securities — Backup Withholding and Information Reporting—United States Holders” in the accompanying prospectus for a description of the applicability of the backup withholding and information reporting rules to payments made on your Trigger PLUS.

Non-United States Holders

This section applies to you only if you are a non-United States holder. You are a non-United States holder if you are the beneficial owner of a Trigger PLUS and are, for U.S. federal income tax purposes:

• a nonresident alien individual;

• a foreign corporation; or

• an estate or trust that in either case is not subject to U.S. federal income tax on a net income basis on income or gain from a Trigger PLUS.

April 2024

GS Finance Corp. Trigger PLUS Based on the Value of the MSCI Europe Index due May 7, 2030 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

You will be subject to generally applicable information reporting and backup withholding requirements as discussed in the accompanying prospectus under “United States Taxation — Taxation of Debt Securities — Backup Withholding and Information Reporting — Non-United States Holders” with respect to payments on your Trigger PLUS at maturity and, notwithstanding that we do not intend to treat each Trigger PLUS as debt for tax purposes, we intend to backup withhold on such payments with respect to your Trigger PLUS unless you comply with the requirements necessary to avoid backup withholding on debt instruments (in which case you will not be subject to such backup withholding) as set forth under “United States Taxation — Taxation of Debt Securities — Non-United States Holders” in the accompanying prospectus.

Furthermore, on December 7, 2007, the Internal Revenue Service released Notice 2008-2 soliciting comments from the public on various issues, including whether instruments such as your Trigger PLUS should be subject to withholding. It is therefore possible that rules will be issued in the future, possibly with retroactive effect, that would cause payments on your Trigger PLUS at maturity to be subject to withholding, even if you comply with certification requirements as to your foreign status.

As discussed above, alternative characterizations of each Trigger PLUS for U.S. federal income tax purposes are possible. Should an alternative characterization of each Trigger PLUS by reason of a change or clarification of the law, by regulation or otherwise, cause payments at maturity with respect to the Trigger PLUS to become subject to withholding tax, we will withhold tax at the applicable statutory rate and we will not make payments of any additional amounts. Prospective non-United States holders of a Trigger PLUS should consult their tax advisors in this regard.

In addition, the Treasury Department has issued regulations under which amounts paid or deemed paid on certain financial instruments (“871(m) financial instruments”) that are treated as attributable to U.S.-source dividends could be treated, in whole or in part depending on the circumstances, as a “dividend equivalent” payment that is subject to tax at a rate of 30% (or a lower rate under an applicable treaty), which in the case of any amounts you receive upon the sale, exchange or maturity of your Trigger PLUS, could be collected via withholding. If these regulations were to apply to your Trigger PLUS, we may be required to withhold such taxes if any U.S.-source dividends are paid on the stocks included in the underlying index during the term of the Trigger PLUS. We could also require you to make certifications (e.g., an applicable Internal Revenue Service Form W-8) prior to the maturity of the Trigger PLUS in order to avoid or minimize withholding obligations, and we could withhold accordingly (subject to your potential right to claim a refund from the Internal Revenue Service) if such certifications were not received or were not satisfactory. If withholding was required, we would not be required to pay any additional amounts with respect to amounts so withheld. These regulations generally will apply to 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) issued (or significantly modified and treated as retired and reissued) on or after January 1, 2025, but will also apply to certain 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) that have a delta (as defined in the applicable Treasury regulations) of one and are issued (or significantly modified and treated as retired and reissued) on or after January 1, 2017. In addition, these regulations will not apply to financial instruments that reference a “qualified index” (as defined in the regulations). We have determined that, as of the issue date of your Trigger PLUS, your Trigger PLUS will not be subject to withholding under these rules. In certain limited circumstances, however, you should be aware that it is possible for non-United States holders to be liable for tax under these rules with respect to a combination of transactions treated as having been entered into in connection with each other even when no withholding is required. You should consult your tax advisor concerning these regulations, subsequent official guidance and regarding any other possible alternative characterizations of your Trigger PLUS for U.S. federal income tax purposes.

April 2024

GS Finance Corp. Trigger PLUS Based on the Value of the MSCI Europe Index due May 7, 2030 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Foreign Account Tax Compliance Act (FATCA) Withholding

Pursuant to Treasury regulations, Foreign Account Tax Compliance Act (FATCA) withholding (as described in “United States Taxation—Taxation of Debt Securities—Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus) will generally apply to obligations that are issued on or after July 1, 2014; therefore, the Trigger PLUS will generally be subject to the FATCA withholding rules.

April 2024

GS Finance Corp. Trigger PLUS Based on the Value of the MSCI Europe Index due May 7, 2030 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Additional Information About the Trigger PLUS

This section is meant as a summary and should be read in conjunction with the section entitled “Supplemental Terms of the Notes” on page S-16 of the accompanying general terms supplement no. 8,999. This pricing supplement supersedes any conflicting provisions of the accompanying general terms supplement no. 8,999.

Please read this information in conjunction with the summary terms on the front cover of this pricing supplement.

Additional Provisions:
Underlying index publisher:	MSCI Inc.
Denominations:	$1,000 and integral multiples of $1,000 in excess thereof
Interest:	None
Postponement of valuation date:	As described under “Supplemental Terms of the Notes — Determination Date” on page S-17 of the accompanying general terms supplement no. 8,999
Postponement of stated maturity date:	As described under "Supplemental Terms of the Notes — Stated Maturity Date” on page S-17 of the accompanying general terms supplement no. 8,999
Specified currency:	U.S. dollars (“$”)
Index closing value:	As described under “Supplemental Terms of the Notes — Special Calculation Provisions — Closing Level” on page S-38 of the accompanying general terms supplement no. 8,999
Business day:	As described under “Supplemental Terms of the Notes — Special Calculation Provisions — Business Day” on page S-37 of the accompanying general terms supplement no. 8,999
Index business day:	As described under “Supplemental Terms of the Notes — Special Calculation Provisions — Trading Day” on page S-37 of the accompanying general terms supplement no. 8,999
FDIC:	The Trigger PLUS are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank
Trustee:	The Bank of New York Mellon
Calculation agent:	GS&Co.
Use of proceeds and hedging:	As described under “Use of Proceeds” and “Hedging” on page S-43 of the accompanying general terms supplement no. 8,999
ERISA:	As described under “Employee Retirement Income Security Act” on page S‑50 of the accompanying general terms supplement no. 8,999

April 2024

GS Finance Corp. Trigger PLUS Based on the Value of the MSCI Europe Index due May 7, 2030 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Supplemental plan of distribution; conflicts of interest:

As described under “Supplemental Plan of Distribution” on page S-51 of the accompanying general terms supplement no. 8,999 and “Plan of Distribution — Conflicts of Interest” on page 127 of the accompanying prospectus; GS Finance Corp. estimates that its share of the total offering expenses, excluding underwriting discounts and commissions, will be approximately $ .

GS Finance Corp. will sell to GS&Co., and GS&Co. will purchase from GS Finance Corp., the aggregate stated principal amount of the offered Trigger PLUS specified on the front cover of this pricing supplement. GS&Co. proposes initially to offer the Trigger PLUS to the public at the original issue price set forth on the cover page of this pricing supplement. Morgan Stanley Smith Barney LLC (Morgan Stanley Wealth Management), acting as dealer for the offering, will receive a selling concession of $35.00, or 3.50% of the principal amount, for each Trigger PLUS it sells. Morgan Stanley Wealth Management has informed us that it intends to internally allocate at Morgan Stanley Wealth Management $5.00 of the selling concession, or 0.50% of the principal amount, for each Trigger PLUS as a structuring fee. The costs included in the original issue price of the Trigger PLUS will include a fee paid by GS&Co. to LFT Securities, LLC, an entity in which an affiliate of Morgan Stanley Wealth Management has an ownership interest, for providing certain electronic platform services with respect to this offering. GS&Co. is an affiliate of GS Finance Corp. and The Goldman Sachs Group, Inc. and, as such, will have a “conflict of interest” in this offering of Trigger PLUS within the meaning of Financial Industry Regulatory Authority, Inc. (FINRA) Rule 5121. Consequently, this offering of Trigger PLUS will be conducted in compliance with the provisions of FINRA Rule 5121. GS&Co. will not be permitted to sell Trigger PLUS in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

We expect to deliver the Trigger PLUS against payment therefor in New York, New York on May , 2024. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Trigger PLUS on any date prior to two business days before delivery will be required to specify alternative settlement arrangements to prevent a failed settlement.

We have been advised by GS&Co. that it intends to make a market in the Trigger PLUS. However, neither GS&Co. nor any of our other affiliates that makes a market is obligated to do so and any of them may stop doing so at any time.

April 2024

GS Finance Corp. Trigger PLUS Based on the Value of the MSCI Europe Index due May 7, 2030 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

About Your Trigger PLUS:

The Trigger PLUS are notes that are part of the Medium-Term Notes, Series F program of GS Finance Corp., and are fully and unconditionally guaranteed by The Goldman Sachs Group, Inc. This prospectus includes this pricing supplement and the accompanying documents listed below. This pricing supplement constitutes a supplement to the documents listed below and should be read in conjunction with such documents:

●
General terms supplement no. 8,999 dated February 13, 2023
●
Prospectus supplement dated February 13, 2023
●
Prospectus dated February 13, 2023

The information in this pricing supplement supersedes any conflicting information in the documents listed above. In addition, some of the terms or features described in the listed documents may not apply to your Trigger PLUS.

Please note that, for purposes of this pricing supplement, references in the general terms supplement no. 8,999 to “underlier(s)”, “indices”, “exchange-traded fund(s)”, “lesser performing”, “trade date”, “underlier sponsor”, “determination date”, “face amount”, “level” and “cash settlement amount” shall be deemed to refer to “underlying(s)”, “underlying index(es)”, “underlying ETF(s)”, “worst performing”, “pricing date”, “underlying publisher”, “valuation date”, “principal amount”, “value” and “payment at maturity”, respectively. In addition, for purposes of this pricing supplement, references in the general terms supplement no. 8,999 to “trading day” shall be deemed to refer to “underlying business day”, “index business day” or “ETF business day”, as applicable, and references to “closing level” shall be deemed to refer to “closing price”, “closing value”, “index closing value” or “ETF closing price”, as applicable.

April 2024

We have not authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this pricing supplement, the accompanying general terms supplement no. 8,999, the accompanying prospectus supplement or the accompanying prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This pricing supplement, the accompanying general terms supplement no. 8,999, the accompanying prospectus supplement and the accompanying prospectus is an offer to sell only the Trigger PLUS offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this pricing supplement, the accompanying general terms supplement no. 8,999, the accompanying prospectus supplement and the accompanying prospectus is current only as of the respective dates of such documents.

$

GS Finance Corp.

Trigger PLUS Based on the Value of the MSCI Europe Index due May 7, 2030

Principal at Risk Securities

Goldman Sachs & Co. LLC